EXHIBIT 11

                    TRI-COUNTY BANCORP, INC. AND SUBSIDIARIES
              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE

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

                                                                Three Months Ended       Nine Months Ended
                                                                  September 30,            September 30,
                                                                 1998        1997        1998        1997
                                                              ----------  ----------  ----------  ----------
EARNINGS PER SHARE
  Net earnings available for common shares and common stock
  equivalent shares deemed to have a dilutive effect          $246,116    $210,878    $705,104    $682,919
                                                              ========    ========    ========    ========

  have a dilutive effect
  Basic earnings per share                                       $0.21       $0.18       $0.60       $0.57
                                                                 =====       =====       =====       =====

  Diluted earnings per share                                     $0.20       $0.17       $0.56       $0.53
                                                                 =====       =====       =====       =====

  Shares used in basic earnings per share computation
  Weighted average common shares outstanding                 1,167,498   1,175,650   1,167,498   1,203,396
                                                             =========   =========   =========   =========

  Shares used in diluted earnings per share computation
  Weighted average common shares outstanding                 1,251,664   1,256,635   1,258,601   1,277,179

  Additional potentially dilutive effect of stock options       84,166      80,985      91,103      73,783
                                                             ---------   ---------   ---------   ---------

                                                             1,167,498   1,175,650   1,167,498   1,203,396
                                                             =========   =========   =========   =========

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